UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2020

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	TPX	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On October 8, 2020, Tempur Sealy International, Inc. (the "Company") directed The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee") of the Company's 5.625% Senior Notes due 2023 (the "Notes"), to notify noteholders that the Company has elected to redeem, in part, the issued and outstanding Notes, pursuant to paragraph 5 of the Notes and Section 3.01 of the Indenture dated as of September 24, 2015, as amended and supplemented to date, between the Company and the Trustee (the "Indenture"), and subject to the satisfaction of the Conditions (as defined below). The Company will redeem $200,000,000 in aggregate principal amount of the $450,000,000 in aggregate principal amount of issued and outstanding Notes on November 9, 2020 (the "Redemption Date"). The Notes will be redeemed at 101.406% of their principal amount, plus the accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date. The Company intends to primarily use current cash and cash equivalents to fund the redemption. The transaction is expected to result in annual interest expense savings of approximately $5 million.

The redemption is conditional on the determination by the Company's Chief Financial Officer, in his sole discretion, as of the second business day before the Redemption Date, that the redemption continues to be reasonably prudent and consistent with the Company's objectives concerning liquidity, financing needs and funding costs (the "Conditions"). In the event that the Conditions are not satisfied and the Company elects to rescind the redemption notice, the Company will give written notice thereof to the Trustee no later than the business day immediately preceding the Redemption Date, and will give, or cause the Trustee to give, notice thereof to noteholders promptly thereafter.

This Current Report on Form 8-K does not constitute a notice of redemption under the Indenture, nor an offer to tender for, or purchase, any Notes or any other security.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 13, 2020

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer